                                                     Registration No. 333-______

    As filed with the Securities and Exchange Commission on November 4, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       ROCKWELL MEDICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          MICHIGAN                                               38-3317208
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

         28025 OAKLAND OAKS                                       48393
           WIXOM, MICHIGAN                                      (Zip Code)
(Address of Principal Executive Offices)



           ROCKWELL MEDICAL TECHNOLOGIES, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)



                                ROBERT L. CHIOINI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       ROCKWELL MEDICAL TECHNOLOGIES, INC.
                               28025 OAKLAND OAKS
                                 WIXOM, MI 48393
                     (Name and address of agent for service)

                                 (248) 449-3353
          (Telephone number, including area code, of agent for service)


                                                    CALCULATION OF REGISTRATION FEE
===================================================================================================================================
         Title of                                                Proposed                     Proposed
        securities                     Amount                     maximum                      maximum                  Amount of
           to be                        to be                 offering price                  aggregate               registration
        registered                   registered                 per share                  offering price                  fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Shares (1)                450,000 shares (2)            $ 2.31(3)                   $1,039,500(3)               $ 288.98
-----------------------------------------------------------------------------------------------------------------------------------

(1)   No par value per share (the "Common Shares").

(2) This Registration Statement shall also cover any additional Common Shares which become available for grant under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Common Shares.

(3) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act, solely for the purpose of computing the registration fee and, based on the average of the high and low (or bid and asked) prices of the Common Shares as traded on The Nasdaq SmallCap Market on November 2, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.              INCORPORATION OF DOCUMENTS BY REFERENCE.

           The documents listed below are incorporated by reference in this registration statement:

           1. Annual Report of Rockwell Medical Technologies, Inc. (the "Registrant"), on Form 10-KSB for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           2. Quarterly Report of the Registrant on Form 10-QSB for the fiscal quarter ended March 31, 1998, filed with the Commission pursuant to the Exchange Act.

           3. Quarterly Report of the Registrant on Form 10-QSB for the fiscal quarter ended June 30, 1998, filed with the Commission pursuant to the Exchange Act.

           4. The description of the Registrant's Common Shares contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission on January 23, 1998, pursuant to Section 12 of the Exchange Act.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

           Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.              DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.              INTERESTS OF NAMED EXPERTS AND COUNSEL.

           None.

ITEM 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Michigan Business Corporation Act, as amended, authorizes a Michigan corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of the Registrant's Bylaws relating to indemnification of directors and executive officers generally provide that directors and executive officers will be indemnified to the fullest extent permissible under Michigan law. The provisions also provide for the advancement of litigation expenses at the request of a director or executive officer. These obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act of 1933, as amended, or the Michigan Uniform Securities Act, as amended.

           The Michigan Business Corporation Act, as amended, also permits Michigan corporations to limit the personal liability of directors for a breach of the director's fiduciary duty. The provisions of the Registrant's Articles of Incorporation limit director liability to the maximum extent currently permitted by Michigan law. Michigan law currently allows a corporation to provide in its articles of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for specified acts. As a result of the inclusion of such a provision, shareholders of the Registrant may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct. These provisions, however, do not affect liability under the Securities Act of 1933, as amended.

           In addition, the Registrant has obtained Directors' and Officers' liability insurance. The policy provides for $2,000,000 in coverage including prior acts dating to the Registrant's inception and liabilities under the Securities Act of 1933, as amended.

ITEM 7.              EXEMPTION FROM REGISTRATION CLAIMED.

           Not Applicable

ITEM 8.              EXHIBITS.

           4.1 Articles of Incorporation of Rockwell Medical Technologies, Inc., as amended, incorporated by reference to Exhibits 3(i).1, 3(i).2, 3(i).3 and 3(i).4 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-31991

           4.2 Bylaws of Rockwell Medical Technologies, Inc., incorporated by reference to Exhibit 3(ii) to the Registrant's Registration Statement on Form SB-2, Registration No. 333-31991

           4.3       Rockwell Medical Technologies, Inc. 1997 Stock Option Plan

           5         Opinion of Honigman Miller Schwartz and Cohn

           23.1      Consent of PricewaterhouseCoopers LLP

           23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5 to this Registration Statement)

           24 Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)


ITEM 9.              UNDERTAKINGS.

           (a)       The undersigned Registrant hereby undertakes:

                               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                          (i)       To include any prospectus
                               required by Section 10(a)(3) of the Securities Act of 1933;

                                          (ii)      To reflect in the prospectus
                               any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                          (iii)     To include any material
                               information with respect to the plan of
                               distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                               Provided, however, that paragraphs (a)(1)(i) and
                     (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on October 30, 1998.


                                       ROCKWELL MEDICAL TECHNOLOGIES, INC.




                                       By: /s/ Robert L. Chioini
                                          --------------------------------
                                           Robert L. Chioini
                                           President and Chief Executive Officer




                                POWER OF ATTORNEY


           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of ROCKWELL MEDICAL TECHNOLOGIES, INC., a Michigan corporation (the "Company"), hereby constitutes and appoints Robert L. Chioini and James J. Connor, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Shares pursuant to the Rockwell Medical Technologies, Inc. 1997 Stock Option Plan, and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                  Signature                                         Title                                        Date
                  ---------                                         -----                                        ----

/s/ Gary D. Lewis
-----------------------------------------------          Chairman of the Board                              October 29, 1998
    Gary D. Lewis                                          of Directors

/s/ Robert L. Chioini
-----------------------------------------------          President, Chief Executive                         October 30, 1998
    Robert L. Chioini                                      Officer and Director
                                                           (Principal Executive Officer)

/s/ James J. Connor
-----------------------------------------------          Vice President of Finance,                         October 30, 1998
    James J. Connor                                        Chief Financial Officer,
                                                           Treasurer and Secretary
                                                           (Principal Financial Officer
                                                           and Principal Accounting Officer)

/s/ Norman L. McKee
-----------------------------------------------          Director                                           October 30, 1998
    Norman L. McKee


-----------------------------------------------          Director
    Michael J. Xirinachs

                                INDEX TO EXHIBITS


Exhibit
Number                                    Exhibit
-----                                     -------

4.1 Articles of Incorporation of Rockwell Medical Technologies, Inc., as amended, incorporated by reference to Exhibits 3(i).1, 3(i).2, 3(i).3 and 3(i).4 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-31991

4.2 Bylaws of Rockwell Medical Technologies, Inc., incorporated by reference to Exhibit 3(ii) to the Company's Registration Statement on Form SB-2, Registration No. 333-31991

4.3          Rockwell Medical Technologies, Inc. 1997 Stock Option Plan

5            Opinion of Honigman Miller Schwartz and Cohn

23.1         Consent of PricewaterhouseCoopers LLP

23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5 to this Registration Statement)

24 Powers of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)